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                                                                    EXHIBIT 3.66

                                 BY-LAW NO. 1-A

                       A by-law relating generally to the
                         transaction of the business and
                                   affairs of

                            U-HAUL CO. (CANADA) LTD.

                                    Contents

One           -      Interpretation

Two           -      Business of the Corporation

Three         -      Borrowing and Security

Four          -      Directors

Five          -      Committees

Six           -      Officers

Seven         -      Protection of Directors, Officers and Others

Eight         -      Shares

Nine          -      Dividends and Rights

Ten           -      Meetings of Shareholders

Eleven        -      Notices

Twelve        -      Effective Date and Repeal

BE IT ENACTED as a by-law of the Corporation as follows:

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                                   SECTION ONE

                                 INTERPRETATION

1.01 Definitions. - In the by-laws of the Corporation, unless the context otherwise requires:

         "Act" means the Business Corporations Act (Ontario), or any statute that may be substituted therefor, as from time to time amended;

         "appoint" includes "elect" and vice versa;

         "articles" means the articles on which is endorsed the certificate of continuance of the Corporation as from time to time amended or restated;

         "board" means the board of directors of the Corporation and "director" means a member of the board;

         "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

         "Corporation" means the corporation continued under the Act by the said certificate endorsed on the articles and named "U-HAUL CO. (CANADA) LTD.";

         "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; and "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders; and

         "recorded address" has the meaning set forth in section 11.08.

Save as aforesaid, words and expressions defined in the Act, including "resident Canadian" and "unanimous shareholder agreement", have the same meanings when used herein. Words importing the singular number include the plural and vice versa; and words importing a person include an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative.

1.02 Unanimous Shareholder Agreement. - The provisions of the by-laws shall be subject to any unanimous shareholder agreement entered into from time to time.

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                                   SECTION TWO

                          BUSINESS OF THE CORPORATION

2.01 Registered Office. - The registered office of the Corporation shall be in the municipality or geographic township within Ontario initially specified in its articles and thereafter as the shareholders may from time to time determine by special resolution and at such location therein as the board may from time to time determine.

2.02 Corporate Seal. - The Corporation may, but need not have, a corporate seal and if one is adopted it shall be in a form approved from time to time by the board.

2.03 Financial Year. - Until changed by the board, the financial year of the Corporation shall end on the last day of March in each year.

2.04 Execution of Instruments. - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chair of the board, managing director, president, vice-president or is a director and the other of whom is a director or holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by the board. In addition, the board or the said two persons may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05 Banking Arrangements. - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe.

2.06 Voting Rights in Other Bodies Corporate. - The signing officers of the Corporation under section 2.04 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

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2.07              Divisions. - The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation types of business or operations, geographical territories, product lines or goods or services, as may be considered appropriate in each case. In connection with any such division the board or, subject to any direction by the board, the chief executive officer may authorize from time to time, upon such basis as may be considered appropriate in each case:

         (a) Subdivision and Consolidation - the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

         (b) Name - the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all places required by law; and

         (c) Officers - the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any of such officers so appointed, provided that any such officers shall not, as such, be officers of the Corporation.

                                      2 - 2

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                                  SECTION THREE

                             BORROWING AND SECURITY

3.01 Borrowing Power. - Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles and any unanimous shareholder agreement, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

         (a)      borrow money upon the credit of the Corporation;

         (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

         (c) to the extent permitted by the Act, give directly or indirectly financial assistance to any person by means of a loan, a guarantee or otherwise on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

         (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02 Delegation. - Unless the articles of, or a unanimous shareholder agreement relating to, the Corporation otherwise provide, the board may from time to time delegate to a director, a committee of the board, or an officer of the Corporation any or all of the powers conferred on the board by section 3.01 to such extent and in such manner as the board may determine at the time of such delegation.

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                                  SECTION FOUR

                                    DIRECTORS

4.01 Number of Directors. - Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.

4.02 Qualification. - No person shall be qualified for election as a director if such person is less than 18 years of age, is of unsound mind and has been so found by a court in Canada or elsewhere, is not an individual, or has the status of a bankrupt. A director need not be a shareholder. No election of a person as a director shall be effective unless the person consents in writing on or within ten days after the date of the election. A majority of the directors shall be resident Canadians, but where the Corporation has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian.

4.03 Election and Term. - Each director named in the articles shall hold office from the date of incorporation until the first meeting of shareholders. The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. Subject to the Act, the number of directors to be elected at any such meeting shall be the number of directors determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the board. Where the shareholders adopt an amendment to the articles to increase the number or maximum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment to take office from the effective date of the endorsement of the articles of amendment with respect thereto. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04 Removal of Directors. - Subject to the Act, the shareholders may by ordinary resolution passed at an annual or special meeting of shareholders remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

4.05 Vacation of Office. - A director ceases to hold office on death, on removal from office by the shareholders, on ceasing to be qualified for election as a director, on receipt of a written resignation by the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later. Until the first meeting of shareholders, the resignation of a director named in the articles shall not be effective unless at the time the resignation is to become effective a successor has been elected.

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4.06              Vacancies. - Subject to the Act, a quorum of the board may appoint a qualified individual to fill a vacancy in the board.


4.07 Action by the Board. - Subject to any unanimous shareholder agreement, the board shall manage or supervise the management of the business and affairs of the Corporation. The powers of the board may be exercised at a meeting (subject to sections 4.08 and 4.09) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the Corporation has a board consisting of only one director, that director may constitute a meeting.

4.08 Canadian Majority at Meetings. - The board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians, except where

         (a) a resident Canadian director who is unable to be present approves in writing or by telephone, electronic, or other communications facilities the business transacted at the meeting; and

         (b) a majority of resident Canadians would have been present had that director been present at the meeting; or

         (c) the Corporation has fewer than three directors, one of the directors present is a resident Canadian.

4.09 Meeting by Telephone. - If all the directors of the Corporation consent thereto generally or in respect of a particular meeting, a director may participate in a meeting of the board or of a committee of the board by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other, simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.10 Place of Meetings. - Meetings of the board may be held at any place within or outside Ontario and in any financial year of the Corporation a majority of the meetings need not be held in Canada.

4.11 Calling of Meetings. - Meetings of the board shall be held from time to time at such time and at such place as the board, the chair of the board, the managing director, the president or any two directors may determine.

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4.12              Notice of Meeting. - Notice of the time and place of each
meeting of the board shall be given in the manner provided in Section Eleven to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business or the general nature thereof to be specified.

4.13 First Meeting of New Board. - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14 Adjourned Meeting. - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.15 Regular Meetings. - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16 Chair. - The chair of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chair of the board, managing director or president. If no such officer is present, the directors present shall choose one of their number to be chair.

4.17 Quorum. - Subject to section 4.08, the quorum for the transaction of business at any meeting of the board shall be two-fifths of the number of directors or minimum number of directors, as the case may be, or such greater number of directors as the board may from time to time determine. If the Corporation has fewer than three directors, all the directors shall be present to constitute a quorum.

4.18 Votes to Govern. - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

4.19 Conflict of Interest. - A director who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose to the Corporation the nature and extent of that interest at the time and in the manner provided by the Act. Such a director shall not vote on any resolution to approve the same except as provided by the Act.

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4.20              Remuneration and Expenses. - Subject to any unanimous
shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

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                                  SECTION FIVE

                                   COMMITTEES

5.01 Committees of the Board. - The board may appoint from their number one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise. A majority of the members of any such committee shall be resident Canadians.

5.02 Transaction of Business, - The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Ontario.

5.03 Advisory Bodies. - The board may from time to time appoint such advisory bodies as it may deem advisable.

5.04 Procedure. - Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

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                                   SECTION SIX

                                    OFFICERS

6.01 Appointment. - Subject to any unanimous shareholder agreement, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an officer may but need not be a director.

6.02 Chair of the Board. - The board may from time to time also appoint a chair of the board who shall be a director. If appointed, the board may assign to the chair any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president. The chair shall have such other powers and duties as the board may specify.

6.03 Managing Director. - The board may from time to time also appoint a managing director who shall be a resident Canadian and a director. If appointed, the managing director shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation and such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04 President. - The president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation and such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

6.05 Secretary. - Unless otherwise determined by the board, the secretary shall be the secretary of all meetings of the board, shareholders and committees of the board that the secretary attends. The secretary shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at meetings of the board, shareholders and committees of the board, whether or not in attendance at such meetings. The secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board. The secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose, and have such other powers and duties as otherwise may be specified.

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6.06              Treasurer. - The treasurer shall keep proper accounting
records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. The treasurer shall render to the board whenever required an account of all transactions as treasurer and of the financial position of the Corporation and shall have such other powers and duties as otherwise may be specified.

6.07 Powers and Duties of Officers. - The powers and duties of all officers shall be such as the terms of their engagement call for or as the board or (except for those whose powers and duties are to be specified only by the board) the chief executive officer may specify. The board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.08 Term of Office. - The board, in its discretion, may remove any officer of the Corporation. Otherwise each officer appointed by the board shall hold office until a successor is appointed or until the officer resigns.

6.09 Agents and Attorneys. - The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

6.10 Conflict of Interest. - An officer shall disclose any interest in a material contract or transaction or proposed material contract or transaction with the Corporation in accordance with section 4.19.

                                     6 - 2

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                                  SECTION SEVEN

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01 Limitation of Liability. - All directors and officers of the Corporation in exercising their powers and discharging their duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, omissions, failures, neglects or defaults of any other director, officer or employee, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on the part of such director or officer, or for any other loss, damage or misfortune which shall happen in the execution of the duties of office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02 Indemnity. - Subject to the Act, the Corporation shall indemnify directors or officers, former directors or officers, or persons who act or acted at the Corporation's request as directors or officers of a body corporate of which the Corporation is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) they acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful. The Corporation shall also indemnify such person in such other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

7.03 Insurance. - Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of any person referred to in section
7.02 hereof as the board may from time to time determine.

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                                 SECTION EIGHT

                                     SHARES

8.01 Allotment of Shares. - Subject to the Act, the articles or any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02 Commissions. - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03 Registration of Transfers. - Subject to the Act, no transfer of a share shall be registered in a securities register except upon presentation of the certificate representing such share with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by the board, upon compliance with such restrictions on issue, transfer or ownership as are authorized by the articles and upon satisfaction of any lien referred to in section 8.09.

8.04 Non-recognition of Trusts. - Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

8.05 Share Certificates. - Every holder of one or more shares of the Corporation shall be entitled, at the holder's option, to a share certificate, or to a non-transferable written certificate of acknowledgement of such right to obtain a share certificate, stating the number and class or series of shares held by such holder as shown on the securities register. Such certificates shall be in such form as the board may from time to time approve. Any such certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal.

8.06 Replacement of Share Certificates. - The board or any officer or agent designated by the board may direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, apparently destroyed or wrongfully taken on payment of such reasonable fee and

                                     8 - 1
on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.07 Joint Shareholders. - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.08 Deceased Shareholders. - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.09 Lien for Indebtedness. - The Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation and such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

                                     8 - 2

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                                  SECTION NINE

                              DIVIDENDS AND RIGHTS

9.01 Dividends. - Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation. Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

9.02 Dividend Cheques. - A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the holder's recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.03 Record Date for Dividends and Rights. - The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

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                                   SECTION TEN

                            MEETINGS OF SHAREHOLDERS

10.01 Annual Meetings. - The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the board, the chair of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02 Special Meetings. - The board, the chair of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.03 Place of Meetings. - Meetings of shareholders of the Corporation shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

10.04 Notice of Meetings. - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section Eleven not less than 10 nor more than 50 days before the date of the meeting to each director, to the auditor, and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the minutes of an earlier meeting, financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution or by-law to be submitted to the meeting.

10.05 List of Shareholders Entitled to Notice. - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or

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more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.06 Record Date for Notice. - The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than 7 days before such record date, by newspaper advertisement in the manner provided in the Act. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

10.07 Meetings Without Notice. - A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

10.08 Chair. Secretary and Scrutineers. - The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: managing director, president, chair of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chair. If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

10.09 Persons Entitled to be Present. - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.10 Quorum. - Subject to the Act in respect of a majority shareholder, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person,

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each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for the meeting or within a reasonable time thereafter as the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

10.11             Right to Vote. - Every person named in the list referred to in section 10.05 shall be entitled to vote the shares shown thereon opposite such person's name at the meeting to which such list relates, except to the extent that (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any shares after such record date or, where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any shares after the date on which such list is prepared, and (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established ownership of such shares, has demanded not later than 10 days before the meeting that the transferee's name be included in such list. In any such excepted case the transferee shall be entitled to vote the transferred shares at such meeting.

10.12 Proxyholders and Representatives. - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, as nominee of such shareholder to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or the shareholder's attorney and shall conform with the requirements of the Act. Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chair of the meeting. Any such proxyholder or representative need not be a shareholder.

10.13 Time for Deposit of Proxies. - The board may fix a time not exceeding 48 hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at the meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting.

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10.14             Joint Shareholders. - If two or more persons hold shares
jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

10.15 Votes to Govern. - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chair of the meeting shall not be entitled to a second or casting vote.

10.16 Show of Hands. - Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided, and upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.17 Ballots. - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chair may require a ballot or any person who is present and entitled to vote on such question at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.18 Adjournment. - The chair at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.19 Action in Writing by Shareholders. - A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had

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been passed at a meeting of the shareholders unless, in accordance with the Act,
(a) in the case of the resignation or removal of a director, or the appointment or election of another person to fill the place of such director, a written statement is submitted to the Corporation by the director giving the reasons for such resignation or the reasons why such director opposes any proposed action or resolution for such removal from office or the election of another person to fill the office of such director, or (b) in the case of the removal or resignation of an auditor, or the appointment or election of another person to fill the office of auditor, representations in writing are made to the Corporation by that auditor concerning the proposed removal, the appointment or election of another person to fill the office of auditor, or such resignation.

10.20 Only One Shareholder. - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

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                                 SECTION ELEVEN

                                     NOTICES

11.01 Method of Giving Notices. - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given, if mailed to such person at the person's recorded address by prepaid mail, or if transmitted by telephone facsimile or other electronic telecommunication facility. A notice so delivered shall be deemed to have been received when it is delivered personally, a notice so mailed shall be deemed to have been received on the fifth day after it is deposited in a post office or public letter box and a notice so transmitted shall be deemed to have been received on the day it is transmitted. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

11.02 Notice to Joint Shareholders. - If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.

11.03 Computation of Time. - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be excluded.

11.04 Undelivered Notices. - If any notice given to a shareholder pursuant to section 11.01 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until informed in writing by the shareholder of a new address.

11.05 Omissions and Errors. - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06 Persons Entitled by Death or Operation of Law. - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly

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given to the shareholder from whom such person derives title to such share prior to the name and address of such person being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

11.07 Waiver of Notice. - Any shareholder, proxyholder or other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

11.08 Interpretation. - In the by-laws, "recorded address" means in the case of a shareholder the address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; in the case of an officer, auditor or member of a committee of the board, the latest address as recorded in the records of the Corporation; and in the case of a director, the latest address as recorded in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

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                                 SECTION TWELVE

                           EFFECTIVE DATE AND REPEAL

12.01 Effective Date. - This by-law shall come into force when made by the board in accordance with the Act.

12.02 Repeal. - All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

                           The foregoing by-law was made by the directors of the
Corporation on the 8th day of May, 2001, and was confirmed without variation by the shareholders of the Corporation on the 8th day of May, 2001.

                                        [ILLEGIBLE]
                                        ---------------------------
                                        Secretary

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